Exhibit 10.2

October 17, 2008

Hearst-Argyle Television, Inc.

300 West 57th Street, 39th Floor

New York, New York 10019

Re: Agency Agreement

Ladies/Gentlemen:

This Amendment No. 3 (“Amendment 3”) amends the Agency Agreement dated April 2, 2008, as amended by Amendment No. 1 dated June 30, 2008 and Amendment No. 2 dated August 7, 2008 by and between Lifetime Entertainment Services (“LES”) and Hearst-Argyle Television, Inc. (“Hearst”) regarding negotiation with Comcast Cable Communications (“Comcast”) for the right to retransmit the signals of certain Hearst broadcast stations (the “Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

Notwithstanding anything to the contrary contained in the Agreement, LES and Hearst agree that the term of any Will Carry Agreement, a/k/a Amended and Restated Digital Retransmission Consent Agreement, negotiated with Comcast pursuant to the Agreement shall expire no later than *.

The first paragraph of Appendix C to the Agreement is hereby amended by *.

Notwithstanding anything to the contrary contained in the Agreement, including, but not limited to, Section *, and for the avoidance of doubt, * shall not apply to *, in accordance with the Will Carry Agreement.

The sentence in Section * of the Agreement stating * is deleted. Notwithstanding the foregoing, LES shall *.

For clarity, LES shall *

Notwithstanding anything to the contrary contained in the Agreement, if *, then *.

If the foregoing comports with your understanding, please sign and return the enclosed duplicate copy of this letter.

LIFETIME ENTERTAINMENT SERVICES

/s/ Lori Conkling
Name: Lori Conkling
Title: EVP Distribution

Acknowledged and agreed to
This 17th day of October, 2008

HEARST-ARGYLE TELEVISION, INC.

/s/ Jonathan C. Mintzer
Name: Jonathan C. Mintzer
Title: Vice President, General Counsel and Secretary

* This information has been redacted pursuant to a request for confidential treatment sub mitted to the SEC on October 31, 2008. We have filed the redacted material separately with the SEC.